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                                                                     EXHIBIT 5.1

                                 July 23, 1996

Steinway Musical Instruments, Inc.
600 Industrial Parkway
Elkhart, Indiana 46516

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission on May 14, 1996 (Registration No. 333-3667), Amendment No. 1 thereto filed on July 5, 1996 and Amendment No. 2 thereto proposed to be filed on or about July 25, 1996 (as so amended, the "Registration Statement"), in connection with the public offering of 5,022,444 shares (including the Underwriters' over-allotment option) (the "Shares") of the Ordinary Common Stock, $0.001 par value per share, of Steinway Musical Instruments, Inc. (the "Company"). The Shares are to be sold to the Underwriters for resale to the public as described in the Registration Statement and pursuant to an Underwriting Agreement in the form filed as Exhibit 1.1 thereto. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

    Based on these examinations, it is our opinion that upon completion of the proceedings being taken or which we, as your counsel, contemplate will be taken prior to the issuance of the Shares, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name, whenever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto. This opinion is furnished to you in connection with the registration of the Shares, is solely for your benefit and may not be relied upon by, nor copies delivered to, any other person or entity without our prior written consent.

                                          Very truly yours,

                                          MILBANK, TWEED, HADLEY & MCCLOY